Exhibit 99.1

Credence and LTX Sign Merger Agreement

MILPITAS, Calif. and NORWOOD, Mass., June 22, 2008— Credence Systems Corporation (Nasdaq: CMOS) and LTX Corporation (Nasdaq: LTXX), both providers of automated test equipment (ATE) for the worldwide consumer semiconductor industry, today announced that they have entered into a definitive agreement to combine the two companies in a tax-free, all-stock merger of equals.

Under the terms of the agreement, Credence shareholders will receive shares of LTX common stock based on an exchange ratio that will be determined at the closing of the merger to cause Credence shareholders to own 50.02% of the outstanding shares of the combined company and LTX shareholders to own 49.98% of the outstanding shares of the combined company. If the exchange ratio was calculated based on shares outstanding as of June 20, 2008, each outstanding share of Credence common stock would be converted into approximately 0.6133 shares of LTX common stock in the transaction.

Credence and LTX believe the combined strengths of the two companies will create a leading provider of focused, cost-optimized solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability. The new company will address the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments. It will offer a complementary portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources.

Under the terms of the agreement, Lavi Lev, President and CEO of Credence, will become Executive Chairman of the combined company for a transitional period following the merger. David Tacelli, CEO and President of LTX, will become CEO and President;

– MORE –

CREDENCE AND LTX SIGN MERGER AGREEMENT

and Mark Gallenberger, CFO and Vice President of LTX, will become CFO. Casey Eichler, Senior Vice President and CFO of Credence, has agreed to remain with the combined company through a transition period. The board of directors of the combined company will include five directors designated by LTX (including Tacelli), and four directors designated by Credence (including Lev).

“I am very excited about joining forces with LTX. This merger, from a technical and business point of view, represents the logical next step for both companies’ long-term growth,” said Lavi Lev, President and CEO of Credence. “We believe the combined strength of our technical expertise in RF, digital, mixed-signal and analog, coupled with a complementary product portfolio, will benefit our customers as they test and deploy high volume, highly integrated devices into their respective market segments. From a business perspective, the merger broadens our customer base and provides a strong opportunity for growth.”

“The technical and business challenges faced by our customers continue to intensify as time to market shrinks and margins are pressured by demands for new features at lower prices,” noted David Tacelli, chief executive officer and president of LTX. “Now more than ever, it is vital we deliver cost optimized test solutions focused on our customers’ specific technologies, product mix and device volume levels. We believe the timely merger of Credence and LTX enables us to build a test company with the financial strength, growth opportunities, critical mass, and operational efficiency to lead the industry as it faces these challenges.”

“We expect the combination to drive efficiencies associated with operating a larger business, and we anticipate annual cost savings of approximately $25 million at the end of the integration period,” noted Mark Gallenberger, CFO and Vice President of LTX. “The transaction is expected to be accretive on a non-GAAP basis, excluding restructuring charges, within 12 months of combined operations and realization of the cost savings.”

The merger is subject to approval by both companies’ stockholders, as well as the satisfaction of customary closing conditions and regulatory approvals. The boards of directors of both companies have unanimously approved the agreement and recommend their stockholders vote in favor of it. Pending regulatory approval, the companies expect the transaction to be completed by the end of September 2008.

– MORE –

CREDENCE AND LTX SIGN MERGER AGREEMENT

Credence’s financial advisor on the transaction is Lehman Brothers Inc., Morrison & Foerster LLP is acting as Credence’s legal counsel, and Corp-Growth provided M&A advice to Credence. LTX’s financial advisor on the transaction is J.P. Morgan Securities Inc., and WilmerHale is acting as LTX’s legal counsel.

CONFERENCE CALL AND WEBCAST INFORMATION

The management teams of Credence and LTX will be holding a conference call and simultaneous webcast to discuss the transaction on Monday, June 23, 2008 at 8:30 a.m. EDT/5:30 a.m. PDT. To access the conference call, dial toll-free 866.202.0886, or 617.213.8841 internationally, and enter passcode 50679635. To access the webcast, visit the Investors section of LTX’s website at www.ltx.com or the Investor Relations section of Credence’s website at www.credence.com. A replay of the conference call is expected to be available within 24 hours of the call through July 23, 2008. To access the replay, dial toll free 888.286.8010, or 617.801.6888 internationally, and use passcode 77876392.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

LTX plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and LTX and Credence plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about LTX, Credence, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LTX and Credence through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus when they are available from LTX by contacting Mark Gallenberger at mark_gallenberger@ltx.com, or 781-467-5417 or from Credence by contacting Brenda Ropoulos at brenda_ropoulos@credence.com, or 408-635-4309.

– MORE –

CREDENCE AND LTX SIGN MERGER AGREEMENT

LTX and Credence, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding LTX’s directors and executive officers is contained in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and its proxy statement dated November 6, 2007, which are filed with the SEC. As of June 16, 2008, LTX’s directors and executive officers beneficially owned approximately 4,201,725 shares, or 6.7%, of LTX’s common stock. Information regarding Credence’s directors and executive officers is contained in Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007, its proxy statement dated March 7, 2008, its Current Reports on Form 8-K filed on April 18, 2008, May 1, 2008, June 10, 2008, and June 17, 2008, and its Form 4 filed on April 29, 2008, which are filed with the SEC. As of June 16, 2008, Credence’s directors and executive officers beneficially owned approximately 1,348,090 shares, or 1.3%, of Credence’s common stock. In connection with the transaction, Mr. Tacelli has agreed that the transaction will not constitute a change of control for purposes of his Change-of-Control Employment Agreement dated March 2, 1998 and Mr. Gallenberger has agreed that the transaction will not constitute a change of control for purposes of his Change-of-Control Employment Agreement dated October 2, 2000. In connection with the transaction, each of Mr. Lev and Mr. Eichler has entered into a Transition Services Agreement with Credence pursuant to which they have agreed to accept new positions with Credence, and perform certain transition services for Credence, for a period of six months following the closing of the transaction in exchange for certain salary, bonus, acceleration of equity-based awards and other compensation. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction between LTX and Credence, including the terms of the agreement and the tax-free, all-stock nature of the transaction, the belief that the combined strengths of the two companies will create a leading provider of focused, cost-optimized solutions designed to enable customers to implement best-in-class test strategies to maximize

– MORE –

CREDENCE AND LTX SIGN MERGER AGREEMENT

their profitability, the new company’s ability to address broad market segments, the increased presence in the Asia-Pacific region, the establishment of a global network of applications and resources, the continuation of current employees and directors with the new company, the belief that the combined strengths of the companies’ expertise and product portfolio will benefit customers, the creation of a test company with the financial strength, growth opportunities, critical mass, and operational efficiency to lead the industry, the expectation that the combination will drive efficiencies associated with operating a larger business, and the anticipation of saving approximately $25 million at the end of the integration period, the expectation that the merger will be accretive within 12 months, the expected timetable for completing the transaction and any other statements about LTX or Credence managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability to successfully integrate LTX’s and Credence’s operations and employees; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 and Credence’s Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and their most recent Quarterly Reports on Form 10-Q each filed with the SEC. LTX and Credence disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

ABOUT CREDENCE

Credence Systems Corporation (Nasdaq: CMOS) is a global provider of automated test equipment (ATE) to the high growth, consumer semiconductor industry. Credence is committed to deliver the highest standards of value — an optimal combination of technology, turn-around time, reliability, ease of use, service and support — to every customer, which enables important cost and

– MORE –

CREDENCE AND LTX SIGN MERGER AGREEMENT

performance advantages for integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. An ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

ABOUT LTX

LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX’s X-Series, the industry’s most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX’s industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

###

CONTACTS

PR

Jane Evans Ryan, Genuity PR

Tel. 408-489-6391

Email jevansryan@genuitypr.com

IR

Brenda Ropoulos, Credence Systems Corporation

Tel. 408-635-4309

Email brenda_ropoulos@credence.com

Mark Gallenberger, LTX Corporation

Tel. 781.467.5417

Email mark_gallenberger@ltx.com

Credence is a registered trademark, and Credence Systems is a trademark, of Credence Systems Corporation. LTX is a registered trademark of LTX Corporation.

All other trademarks are the property of their respective owners.

Source: Credence Systems Corporation and LTX Corporation